Exhibit 24

POWER OF ATTORNEY

Bowne & Co., Inc. and each person whose signature appears below hereby authorize both David J. Shea and Scott L. Spitzer, each with full power to act alone, to file in either paper or electronic form an annual report on Form 10-K and any and all amendments thereto, under the Securities Exchange Act of 1934 as amended, for the fiscal year ended December 31, 2009, which report and amendments shall contain such information and exhibits as the said David J. Shea or Scott L. Spitzer deems appropriate. Bowne & Co., Inc. and each such person signing below hereby further appoint both David J. Shea and Scott L. Spitzer as attorneys-in-fact, each with full power to act alone, to execute such report and any and all amendments thereto in the name and on behalf of Bowne & Co., Inc. as well as in the name and on behalf of each such person, individually and in each capacity stated below, thereby granting to said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever that any of them may deem necessary or advisable in order to carry out fully the intent of the foregoing as the undersigned might or could do personally or in their capacities aforesaid.

Bowne & Co., Inc.

By:	/s/ David J. Shea
David J. Shea
Chairman of the Board and
Chief Executive Officer

Dated: March 2, 2010

Signature	Title	Date

/s/ David J. Shea (David J. Shea)	Chairman of the Board and Chief Executive Officer	March 2, 2010

/s/ John J. Walker (John J. Walker)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2010

/s/ Richard Bambach, Jr. (Richard Bambach, Jr.)	Vice President and Corporate Controller (Principal Accounting Officer)	March 2, 2010

/s/ Carl J. Crosetto (Carl J. Crosetto)	Director	March 2, 2010

/s/ Douglas B. Fox (Douglas B. Fox)	Director	March 2, 2010

/s/ Marcia J. Hooper (Marcia J. Hooper)	Director	March 2, 2010

/s/ Philip E. Kucera (Philip E. Kucera)	Director	March 2, 2010

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Signature	Title	Date

/s/ Stephen V. Murphy (Stephen V. Murphy)	Director	March 2, 2010

/s/ Gloria M. Portela (Gloria M. Portela)	Director	March 2, 2010

/s/ H. Marshall Schwarz (H. Marshall Schwarz)	Director	March 2, 2010

/s/ Lisa A. Stanley (Lisa A. Stanley)	Director	March 2, 2010

/s/ Vincent Tese (Vincent Tese)	Director	March 2, 2010

/s/ Richard R. West (Richard R. West)	Director	March 2, 2010

/s/ David J. Shea (David J. Shea)	ATTORNEY IN FACT	March 2, 2010

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